SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             BUYERS UNITED, INC.
               (Name of Registrant as Specified in Its Charter)

                         Commission File Number: 0-26917

                                 Not Applicable
    (Name of Persons Filing Proxy Statement If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:_____________
2)  Aggregate number of securities to which transaction applies:________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):________________________________
4)  Proposed maximum aggregate value of transaction:____________________________
5)  Total fee paid:_______________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee  is  offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:__________________________________
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3)  Filing Party:________________________________________
4)  Date Filed:__________________________________________

                               BUYERS UNITED, INC.
                             14870 Pony Express Road
                              Bluffdale, Utah 84065

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 19, 2002

                           PROXY STATEMENT AND NOTICE
                             SOLICITATION OF PROXIES

     The Annual Meeting of the Stockholders (the "Annual Meeting") of Buyers United, Inc., a Delaware corporation (referred to herein sometimes as "Buyers United" or "the Company"), will be held at 10:00 a.m., on June 19, 2002, at 14870 Pony Express Road, Bluffdale, Utah. The Board of Directors (the "board") is soliciting the enclosed proxy through this proxy statement for use at the Annual Meeting and at any adjournment thereof.

     The purpose of the Annual Meeting is to propose and vote on the following items:

     (1) Election of Theodore Stern, Gary Smith, Edward Dallin Bagley and Steve Barnett as Directors of Buyers United to serve for a term of one (1) year and until their successors are duly elected and qualified;

     (2) Ratify the appointment of Crowe, Chizek and Company LLP, as Buyers United's independent public accountants for 2002; and

     (3) Conduct all other business as may properly come before the Annual Meeting or any adjournments thereof.

     Please sign your name exactly as it appears on the proxy. If you receive more than one proxy because of shares registered in different names or addresses, you must complete and return each proxy in order to vote all shares that you hold.

     All proxies will be voted as specified. In the absence of specific instructions, your proxy will be voted FOR proposals (1) and (2). Proxies will be voted in the discretion of the proxy holder on any other business coming before the Annual Meeting, including any stockholder proposal or other matter not included in this proxy statement of which Buyers United did not receive notice prior to February 28, 2002.

     You may revoke your proxy by delivering a written notice of revocation to Buyers United's corporate secretary at any time prior to the Annual Meeting, by executing a later-dated proxy with respect to the same shares, or by attending the Annual Meeting and voting in person.

     Proxies will be solicited primarily by mail, but may also include telephone, telegraph, or oral communication by officers or regular employees. Officers and employees will receive no additional compensation for soliciting proxies. All costs of soliciting proxies will be borne by Buyers United.

     This Proxy Statement serves as notice of the Annual Meeting, a description of the proposals to be addressed at the Annual Meeting, and a source of information on Buyers United and its management. The approximate mailing date of the Proxy Statement and Proxy to stockholders is May 10, 2002.

OUTSTANDING SHARES AND VOTING RIGHTS

     Record Date. Stockholders of record at the close of business on May 1, 2002 ("Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Shares Outstanding. As of May 1, 2002, a total of 5,722,163 shares of Buyers United's common stock were outstanding and entitled to vote at the Annual

Meeting. As of the Record Date, Buyers United had two (2) classes of preferred stock outstanding, Series A Convertible Preferred Stock and Series B convertible Preferred Stock, that are not entitled to vote on any of the matters to be voted upon by stockholders at the Annual Meeting.

     Voting Rights and Procedures. Each outstanding share of common stock is entitled to one vote on all matters submitted to the stockholders' vote. Buyers United's Bylaws and Delaware law require the presence, in person or by proxy, of a majority of the outstanding shares entitled to vote to constitute a quorum to convene the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Stockholder Proposals for the 2003 Annual Meeting. Proposals from stockholders intended to be included in this proxy statement for the Annual Meeting in 2003 must be received by Buyers United's Secretary on or before February 28, 2003, and may be omitted unless the submitting stockholder meets certain requirements. It is suggested that the proposal be submitted by certified mail, return-receipt requested.

     You may present your own proposal at the Annual Meeting in 2003 without including the proposals in the proxy statement. However, if the Company does not receive notice of this proposal on or before February 28, 2003, any proxy returned to Buyers United conferring discretionary authority to vote may be voted at the proxy holder's discretion on your proposal.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the Annual Meeting, all Buyers United directors will be elected to serve until the annual meeting of stockholders in the year 2003.

     The board nominates for election as Directors:

            Theodore Stern                Edward Dallin Bagley
            Gary Smith                    Steve Barnett

     Set forth below under the caption "DIRECTORS AND EXECUTIVE OFFICERS," is information on the age, presently held positions with Buyers United, principal occupation now and for the past five years, other directorships in public companies, and tenure of service with Buyers United as a director, for each of the nominees.

Vote and Recommendation

     Each director is elected by vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our board.

The Board Recommends a Vote "FOR" The Nominees

        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The accounting firm of Crowe, Chizek and Company LLP, has been approved by the board, upon recommendation by its Audit Committee, to serve as Buyers United's independent public accountants for 2002, subject to approval by the stockholders by an affirmative vote of a majority of the outstanding shares of our common stock represented at the Annual Meeting. Crowe, Chizek and Company has served as the Company's independent auditors since February 2002. The board has been advised that neither Crowe, Chizek and Company nor any of its members or associates has any relationship with the Company or any of its affiliates, except in Crowe, Chizek and Company's capacity as independent public accountants.

     Crowe, Chizek and Company audited Buyers United's consolidated financial statements for the year ended December 31, 2001, but did not provide any services to the Company during the year ended December 31, 2001. Consequently, no fees were paid to Crowe, Chizek and Company for any services in 2001.

     It is not expected that a representative of Crowe, Chizek and Company will be present at the Annual Meeting to respond to questions from stockholders.

Vote and Recommendation

     The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy is required to approve the selection of Crowe, Chizek and Company to serve as Buyers United's independent auditors for 2002. Broker non-votes will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in this proxy statement.

The Board Recommends a Vote "For" the Ratification of the Appointment of Crowe, Chizek and Company.

Change in Certifying Accountant

     On  February  20,  2002,   Buyers  United  dismissed  Arthur  Andersen  LLP
("Andersen") as its independent certified public accountants. The change was recommended by our Audit Committee and approved by the board.

     Andersen performed audits of our financial statements for each of the years ended December 31, 2000 and 1999. Their audit reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for paragraphs emphasizing Buyers United's going concern contingencies.

     During the three-year period ended December 31, 2001, and from that date through February 20, 2002, there have been no disagreements between the Buyers United and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused Andersen to make reference to the subject matter of such disagreements in connection with their reports. Andersen also has never advised Buyers United of any reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B.

     On February 20, 2002, the board engaged Crowe, Chizek and Company LLP ("Crowe Chizek") as the Company's new independent certified public accountants. Up to that date, neither Buyers United nor anyone on its behalf consulted Crowe Chizek regarding the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on Buyers United's financial statements.

         SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of May 1, 2002, the number and percentage of the outstanding shares of common stock and warrants and options that, according to the information supplied to Buyers United, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to the knowledge of Buyers United, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                        Common       Percent
Name and Address                                        Shares     of Class (1)
----------------------------------------              ---------    ------------
Principal stockholders

George Brimhall (2)                                     420,000       6.9%
9211 North Martingale Road
Paradise Valley, AZ  85253

Karl Malone (2)                                       1,313,172      19.1%
139 East South Temple Street, Suite #240
Salt Lake City, Utah 84111

Steve Scott (2)                                         535,000       8.6%
4525 S. Wasatch Blvd., Suite 302
Salt Lake City, UT  84124

Officers and Directors

Theodore Stern (3)                                    1,802,567      26.1%
2970 One PPG Place
Pittsburgh, PA 15222

Gary Smith (3)(4)                                       602,584      10.2%
14870 Pony Express Road
Bluffdale, Utah 84065

Edward Dallin Bagley (3)                                947,161      15.2%
2350 Oakhill Drive
Salt Lake City, Utah 84121

Steve Barnett (3)                                       264,225       4.5%
666 Dundee Road, Suite 1704
Northbrook, IL 60062

G. Douglas Smith (3)(4)                                 688,768      10.9%
14870 Pony Express Road
Bluffdale, Utah 84065

Paul Jarman (3)                                         567,552       9.2%
14870 Pony Express Road
Bluffdale, Utah 84065

Kenneth D. Krogue (3)                                   250,519       4.2%
14870 Pony Express Road
Bluffdale, Utah 84065


All Executive officers and                              5,123,376    56.4%
  Directors as a Group (7 persons)

(1) These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his or her options or conversion rights to purchase common shares, and percentage ownership of all officers and directors as a group, assuming all purchase and conversion rights held by such individuals are exercised.

(2) George Brimhall is the holder of a promissory note in the principal amount of $1,050,000, which is convertible to 420,000 shares of common stock. The figure for Karl Malone includes Series B Preferred stock convertible to 500,000 shares of common stock, and warrants to purchase an additional
     650,000 shares of common stock at an exercise price of $2.50 per share. Steve Scott holds options to purchase 535,000 shares of common stock at exercise prices ranging between $2.00 and $5.06 per share.

(3) These figures include: for Mr. Stern Series A and B Preferred Stock convertible to 377,500 shares of common stock, warrants to purchase 680,000 shares of common stock at exercise prices ranging from $2.00 to $2.50 per share, and options to purchase 132,500 shares of common stock at exercise prices ranging from $2.50 to $5.06 per share; for Mr. Gary Smith options to purchase 165,000 shares at prices ranging from $2.00 to $5.06 per share; for Mr. Bagley Series A and B Preferred Stock convertible to 157,500 shares of common stock, warrants to purchase 275,000 shares of common stock at exercise prices ranging from $2.00 to $2.50 per share, and options to purchase 87,500 shares of common stock at exercise prices ranging from $2.50 to $5.06; for Mr. Barnett Series A Preferred Stock convertible to 20,000 shares of common stock and options to purchase 175,000 shares at exercise prices ranging from $2.00 to $5.06 per share; for Mr. G. Douglas Smith options to purchase 624,916 shares of common stock at exercise prices ranging from $2.00 to $5.39 per share; for Mr. Jarman options to purchase 428,466 shares of common stock at exercise prices ranging from $2.00 to $5.39 per share; and for Mr. Krogue options to purchase 232,929 common stock at exercise prices ranging from $2.00 to $2.70 per share.

(4)  Gary Smith is G. Douglas Smith's father.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

     The following table sets forth the names, ages, and positions with Buyers United for each of the directors and officers.

Name                       Age  Positions (1)                           Since

Theodore Stern             72   Chairman of the Board, Chief             1999
                                Executive Officer and Director

Gary Smith                 67   Director                                 1999

Edward Dallin Bagley       63   Director                                 1999

Steve Barnett              60   Director                                 2000

G. Douglas Smith           32   Executive Vice President                 1997

Paul Jarman                32   Treasurer, Secretary and Chief           1997
                                Operating Officer

Kenneth D. Krogue          36   Executive Vice President                 2001

     All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualify. Officers serve at the discretion of our board.

     The following is information on the business experience of each director and officer.

     Theodore Stern retired as senior executive vice president and member of the board of Westinghouse Electric Corporation at the end of 1992, after 34 years of service in a variety of positions with that company. After retiring from Westinghouse Electric, Mr. Stern served as Vice Chairman of the board of Superconductivity, Inc. of Madison, Wisconsin, a small technology company, until it was acquired in April 1997. Mr. Stern currently is a member of the board of Northern Power Systems of Waitsfield, Vermont, a manufacturer of renewable generation systems. Mr. Stern is also self-employed as a consultant to manufacturing companies.

     Gary Smith was the founder, majority owner, and former President of HealthRider, Inc., an exercise equipment company based in Salt Lake City, Utah. From 1991 until the sale of the business in 1997, he managed and directed every phase of business and sales operations at HealthRider. From 1997 to the present, Mr. Smith has been self-employed as a business consultant and advisor.

     Edward Dallin Bagley has been self-employed as an attorney and investor for the past five years. For the past five years he has served as a director of Tunex International, Inc., Clear One Communications, Inc., and NESCO Corp.

     Steve Barnett has been self-employed for the past five years as a consultant to manufacturing and distribution companies on improving operations and business restructuring. He has continued to purchase and manage privately-held manufacturing companies, as well as serving on the boards of non-owned private companies in connection with his consulting services. Since 1990, Mr. Barnett has been a director of Chicago's Jewish Federation and Jewish United Fund, and a Vice Chairman of the Board of Directors since 1997. Currently, he is a member of the JF/JUF Executive and Overall Planning & Allocations Committees.

     G. Douglas Smith joined Buyers United in April 1997, and is responsible for all aspects of marketing, including brand strategy, advertising, promotions, and corporate communication. For six years prior to April 1997, Mr. Smith served first as the Director of Media and then as Senior Vice President of HealthRider, Inc. At HealthRider Mr. Smith was responsible for infomercial marketing, the primary sales strategy for HealthRider products.

     Paul Jarman became employed by Buyers United in April 1997, and is responsible for all facets of operations. He also comes to Buyers United from HealthRider, where he was employed from March 1994 to August 1996, first as Texas Regional Manager for 15 retail locations, then as Western Area Manager in charge of 95 retail locations, and finally as Acting Director of Retail Operations managing 250 retail locations. In August 1996, Mr. Jarman moved to HealthRider's marketing department as the Director of New Product Development where he served until April 1997.

     Kenneth D. Krogue started at Buyers United in April 1997, and is responsible for all aspects of product development and vendor relations. Before joining the Company he was with Franklin Covey from 1993 to 1997, where he was the Director of Inside Sales over the Seminar Sales Call Center which he founded. Prior to that he was the Director of Marketing for Infobases, International Inc. He received his education at the United States Naval Academy at Annapolis, Maryland, and the University of Utah.

Board Meetings and Committees/Compensation

     The board met ten times during the year ended December 31, 2001. All directors attended at least 75% of the meetings of the board. In April 2000, the board formed the Compensation Committee, the members of which include Edward Dallin Bagley (Chairman), Steve Barnett, and Gary Smith. The Compensation Committee considers salary and benefit matters for the executive officers and key personnel of the Company. The Compensation Committee met four times in 2001, and all director members of the committee attended at least 75% of the meetings. In April 2000, the board also formed the Audit Committee, the members of which are Steve Barnett (Chairman) and Edward Dallin Bagley. The Audit Committee is responsible for financial reporting matters, internal controls, and compliance with the Company's financial polices, and meets with its auditors when appropriate. The Audit Committee met twice in 2001, and all director members of the committee attended the meetings.

     In February 2001, the board granted to each of the directors options to purchase 25,000 shares of common stock at an exercise price of $2.50 per share exercisable over a term of five years. These options were issued in consideration of services rendered and to be rendered during the year 2001. Theodore Stern was granted an additional option to purchase 15,000 shares of common stock at an exercise price of $2.50 per share exercisable over a term of five years in consideration for services to be rendered as Chairman of the Board. In March 2002, the board granted to the directors options to purchase of common stock under identical terms with those granted during 2001. These options were issued in consideration of services rendered and to be rendered during the year 2002.

Audit Committee Report

     The board's Audit Committee assists in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of Buyers United's internal financial controls. The Audit Committee is comprised of two members who are independent directors under the rules adopted by the National Association of Securities Dealers, Inc.

     Management is responsible for Buyers United's internal controls and the financial reporting process. Crowe, Chizek and Company, our independent public accounting firm, is responsible for performing an independent audit of Buyers United's consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the financial statements. The Audit Committee's responsibility is to monitor these processes through review and discussion with management and representatives of Crowe, Chizek and Company.

     The Audit Committee has discussed with Crowe, Chizek and Company the overall scope of the independent audit. Management represented to the Audit Committee that Buyers United's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. Discussions about the audited financial statements included Crowe, Chizek and Company's judgments about the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the accuracy and adequacy of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

     Crowe, Chizek and Company provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed Crowe, Chizek and Company's independence with management and representatives of Crowe, Chizek and Company, and has satisfied itself as to the independence of Crowe, Chizek and Company.

     Based on the Audit Committee's discussions with management and representatives of Crowe, Chizek and Company and the Audit Committee's review of the representations of management and the report of Crowe, Chizek and Company, the Audit Committee recommended to the board that the audited consolidated financial statements be included in Buyers United's Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Steve Barnett, Chairman
                                          Edward Dallin Bagley

Section 16(a) Filing Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of Buyers United and persons who own more than ten percent (10%) of a registered class of its equity securities to file reports of ownership and changes in their ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission, and forward copies of such filings to Buyers United. Based on the copies of filings received by Buyers United, during the most recent fiscal year the directors, officers, and beneficial owners of more than ten percent (10%) of the equity securities of Buyers United registered pursuant to Section 12 of the Exchange Act have filed on a timely basis all required Forms 3, 4, and 5 and any amendments thereto, except for Gary Smith who filed two Forms 4 late, and Karl Malone who filed one Form 4 late.

                             EXECUTIVE COMPENSATION

Annual Compensation

     The table on the following page sets forth certain information regarding the annual and long-term compensation for services in all capacities to Buyers United for the prior fiscal years ended December 31, 2001, 2000, and 1999, of those persons who were either (i) the chief executive officer during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

                                   Annual       Long Term
                                Compensation   Compensation
                                ------------   ------------
                                                Securities
                                                Underlying     All Other
Name and Principal        Year   Salary ($)    Options/SARs   Compensation
Position                                           (#)            ($)
------------------        ----   ----------    ------------   ------------

Theodore Stern            2001      -0-           40,000         70,000
  Chairman, Chief         2000      -0-           52,500         22,400
  Executive Officer       1999      -0-           -0-            -0-

G. Douglas Smith          2001     124,405       178,334         -0-
  Executive Vice          2000     113,215       200,000         -0-
  President               1999      72,725        81,320         -0-

Paul Jarman               2001     122,710        -0-            57,067
  Chief Operating         2000     113,215       200,000         -0-
  Officer                 1999      77,327        -0-            -0-

Kenneth D. Krogue         2001     109,851        40,000         13,866
  Executive Vice          2000      99,000        -0-            -0-
  President               1999      61,526        -0-            -0-

Stock Options

     The following table sets forth certain information with respect to grants of stock options during 2001 to the Named Executive Officers.


                            Number of     % of Total
                            Securities   Options/SARs
                            Underlying    Granted to    Exercise or
Name and Principal           Options     Employees in    Base Price  Expiration
Position                     Granted      Fiscal Year      ($/Sh)       Date
------------------          ----------   ------------   -----------  ----------

Theodore Stern                 40,000          7%          $2.50       2/08/06
  Chairman, Chief
  Executive Officer

G. Douglas Smith              178,334         32%          $2.50      12/13/06
  Executive Vice
  President

Paul Jarman                       -0-         n/a           n/a         n/a
  Chief Operating Officer

Kenneth D. Krogue              40,000          7%          $2.50       5/02/06
  Executive Vice
  President

     The following table sets forth certain information with respect to unexercised options held by the Named Executive Officers. No outstanding options held by the Named Executive Officers were exercised in 2001.

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



                              Number of Securities      Value of Unexercised
                             Underlying Unexercised     In-the-Money Options
                                     Options           At Fiscal Year End ($)
                             at Fiscal Year End (#)              (1)
                                   Exercisable/              Exercisable/
Name and Principal Position       Unexercisable             Unexercisable
---------------------------  ----------------------    ----------------------

Theodore Stern                    92,500 / -0-               -0- / -0-
  Chairman, Chief
  Executive Officer

G. Douglas Smith                517,248 / 100,000            -0- / -0-
  Executive Vice President

Paul Jarman                     316,798 / 100,000            -0- / -0-
  Chief Operating Officer

Kenneth D. Krogue               227,031 / -0-                -0- / -0-
  Executive Vice President
-------------------------------------------

(1) This value is determined on the basis of the difference between the fair market value of the securities underlying the options and the exercise price at December 31, 2001. The fair market value of Buyers United's common stock at December 31, 2001, is determined by the last sale price on that date, which was $1.01 per share.

Description of Long Term Stock Incentive Plan

     The purpose of the Long Term Stock Incentive Plan (the "Plan") is to provide directors, officers, employees, and consultants with additional incentives by increasing their ownership interests in Buyers United. Directors, officers, and other employees of Buyers United and its subsidiaries are eligible to participate in the Plan. In addition, awards may be granted to consultants providing valuable services to Buyers United. As of March 31, 2002, Buyers United and its affiliates employed approximately 70 individuals who are eligible to participate in the Plan. The board grants awards under the Plan. Awards may include incentive stock options, non-qualified stock options, stock appreciation rights, stock units, restricted stock, restricted stock units, performance shares, performance units, or cash awards.

     The board has discretion to determine the terms of an award under the Plan, including the type of award, number of shares or units covered by the award, option price, term, vesting schedule, and post-termination exercise period or payment. Notwithstanding this discretion: (i) the number of shares subject to an award granted to any individual in any calendar year may not exceed 100,000 shares; (ii) the option price per share of common stock may not be less than 100 percent of the fair market value of such share at the time of grant or less than 110% of the fair market value of such shares if the option is an incentive stock option granted to a stockholder owning more than 10% of the combined voting power of all classes of the stock of Buyers United (a "10% stockholder"); and
(iii) the term of any incentive stock option may not exceed 10 years, or five years if the option is granted to a 10% stockholder. As of March 31, 2002, awards in the form of qualified incentive stock options to purchase a total of 256,499 shares were outstanding under the Plan.

     A maximum of 1,200,000 shares of common stock may be subject to outstanding awards, determined immediately after the grant of any award under the Plan. Shares of common stock, which are attributable to awards that have expired, terminated, or been canceled or forfeited during any calendar year, are available for issuance or use in connection with future awards.

     The Plan was effective March 11, 1999, and is not limited in duration. No incentive stock option may be granted more than 10 years after the effective date. The Plan may be amended by the board without the consent of the stockholders, except that stockholder approval is required for any amendment that materially increases the aggregate number of shares of stock that may be issued under the plan or materially modifies the requirements as to eligibility for participation in the Plan.

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

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The  following  discussion  includes  certain   relationships  and  related
transactions that occurred during Buyers United's fiscal years ended December 31, 2001 and 2000.

     In October 2000, the board approved a consulting agreement with Theodore Stern, Chairman of the Board. Under the agreement Mr. Stern receives a monthly fee of $6,000 in connection with duties performed as the Company's Chief Executive Officer. The board also approved a consulting arrangement with Gary Smith, also a member of the board. No fees were actually paid to these individuals during 2000, and through the date of this proxy statement Messrs. Stern and Smith, respectively, were paid, $110,400 and $93,750 in fees earned during 2000, 2001, and 2002.

     Prior to becoming a director, Steve Barnett was providing consulting services to Buyers United under an agreement pursuant to which he received options to purchase 100,000 shares of our common stock at a price of $2.00 per share exercisable through August 11, 2004, and a cash fee of $200 per hour. During the first part of 2000, Buyers United incurred $24,500 in fees billed by Mr. Barnett, of which $8,300 remained unpaid at December 31, 2000 and 2001.

     From May through August 2000, directors Theodore Stern and Edward Dallin Bagley loaned funds to Buyers United as bridge financing for working capital needs. In consideration for making the loans, Buyers United issued to these directors warrants to purchase common stock at an exercise price of $2.50, exercisable for a term of five years. All of theses loans were subsequently exchanged in October 2000, for Series B Convertible Preferred Stock and additional common stock purchase warrants of Buyers United. Mr. Stern received 42,500 shares of Series B Convertible Preferred Stock and 212,500 warrants to purchase common stock at a price of $2.50 per share that expire December 31, 2002. Mr. Bagley received 27,500 shares of Series B Convertible Preferred Stock and warrants to purchase 137,500 shares of common stock at an exercise price of $2.50 per share that expire December 31, 2002.

     Mr. Stern also loaned Buyers United $100,000 in December 2000. The Company issued a promissory note payable on demand accruing interest at 12 percent secured by our accounts receivable. If the note was not paid by February 1, 2001, 10,000 shares of common stock were to be issued in consideration of the non-payment. The note was not repaid at that time, the 10,000 shares were issued to Mr. Stern, and the note remains an outstanding obligation.

     On January 4, 2001, the Company issued 20,000 shares to Mr. Stern in consideration of a note payable in the amount of $180,000. The value of the shares was recorded at that day's market trading price of $1.125 per share, or $22,500. On January 19, 2001, the Company issued 10,000 shares to Mr. Stern in consideration of a note payable in the amount of $100,000. The value of the shares was recorded at that day's market trading price of $1.5625 per share, or $22,500. On February 15, 2001, the Company issued 1,000 shares to Mr. Stern in consideration of a note payable in the amount of $10,000. The value of the shares was recorded at that day's market trading price of $1.50 per share, or $1,500.

     On March 12, 2001, the Company entered into three-year marketing contracts with Karl and Kay Malone, two of its Series B Preferred stockholders. Under the terms of the contracts, 100,000 shares of common stock were issued. The value of the shares was recorded at that day's market trading price of $1.25, or $125,000. Consideration granted under the contracts' terms also included options to purchase up to 150,000 additional shares of common stock at $2.50 per share.

     On March 26, 2001, the Company issued 10,000 shares to Mr. Stern in consideration of a note payable in the amount of $100,000. The value of the shares was recorded at that day's market trading price of $1.0312 per share, or $10,312.

     On May 2, 2001, the Company issued 100,000 shares of common stock to Gary Smith, a member of the board. The value of the shares was recorded at that day's market trading price of $1.45, or $145,000. The shares were issued in consideration of Mr. Smith encumbering certain real property to provide collateral for a promissory note to George Brimhall, an unrelated party.

     On June 5, 2001, the Company issued 50,000 shares to Mr. Stern in consideration of a note payable in the amount of $500,000. The value of the shares was recorded at that day's market trading price of $1.20, or $60,000. On June 15, 2001, the Company issued 15,000 shares to Mr. Stern in consideration of a note payable in the amount of $150,000. The value of the shares was recorded at that day's market trading price of $1.25, or $18,750. On June 21, 2001, the Company issued 10,000 shares to Mr. Stern in consideration of a note payable in the amount of $100,000. The value of the shares was recorded at that day's market trading price of $1.25 per share, or $12,500. On June 26, 2001, the Company issued 5,000 shares to Mr. Stern in consideration of a note payable in the amount of $50,000. The value of the shares was recorded at that day's market trading price of $1.25 per share, or $6,250. On July 6, 2001, the Company issued 10,000 shares to Mr. Stern in consideration of a note payable in the amount of $100,000. The value of the shares was recorded at that day's market trading price of $1.10 per share, or $11,000. On July 18, 2001, the Company issued 15,000 shares to Mr. Stern in consideration of a note payable in the amount of $150,000. The value of the shares was recorded at that day's market trading price of $0.85 per share, or $12,750.

     On July 18, 2001, Mr. Stern loaned $400,000 to Buyers United. In lieu of regular interest or shares of stock, we agreed to pay to Mr. Stern a monthly fee equaling two percent of the monthly billings of two of the Company's wholesale telecommunications carriers. The loan was needed at a time when the Company was in the process of negotiating lower rates with the carriers in anticipation of higher monthly services obtained for resell purposes.

     On August 7, 2001, the Company issued 10,500 shares to Mr. Stern in consideration of Mr. Stern providing a guaranty to RFC Capital Corporation. The guaranty relates to potential additional liability due the Federal Franchise Tax Board ("FTB") in connection with excise tax assessments owing during 2000 and paid earlier this year. As of the date of this proxy statement, we have not received notification from the FTB regarding any additional liability.

     On August 30, 2001, the Company issued 27,500 shares to Mr. Stern in consideration of a note payable in the amount of $275,000. The value of the shares was recorded at that day's market trading price of $0.80 per share, or $22,000. On September 5, 2001, the Company issued 10,000 shares to Mr. Stern in consideration of a note payable in the amount of $100,000. The value of the shares was recorded at that day's market trading price of $0.85 per share, or $8,500.

     In September 2001, the Company agreed to issue 25,000 shares to Mr. Stern upon Mr. Stern's providing a guaranty to Global Crossing Communications, Inc. The guaranty relates to a transaction between Buyers United and Global Crossing, whereby, upon Mr. Stern's execution and delivery of the guaranty, Global Crossing agreed to provide telecommunication services to us, for resell purposes at a lower, more competitive rate.

     On September 19, 2001, the Company agreed to issue 10,000 shares to Mr. Stern in consideration of a note payable in the amount of $100,000. The value of the shares was recorded at that day's market trading price of $0.68 per share, or $6,800. On October 15, 2001, the Company agreed to issue 10,000 shares to Mr. Stern in consideration of a note payable in the amount of $50,000. The value of the shares was recorded at that day's market trading price of $0.61 per share, or $6,100.

     On November 28, 2001, the Company agreed to issue 50,000 shares to Mr. Stern in consideration of extending the maturity date of a $500,000 note payable to July 5, 2003. The value of the shares was recorded at that day's market trading price of $0.63 per share, or $31,500. On December 4, 2001, the Company agreed to issue 156,500 shares to Mr. Stern in consideration of extending the maturity date of $1,565,000 in notes payable to July 5, 2003. The value of the shares was recorded at that day's market trading price of $0.60 per share, or $93,900.

     On December 12, 2001, the Company agreed to issue 10,000 shares to Mr. Stern in consideration of a note payable in the amount of $100,000. The value of the shares was recorded at that day's market trading price of $0.64 per share, or $6,400.

     On December 13, 2001, the Company issued 89,167 and 21,666 shares to Paul Jarman and Kenneth Krogue, respectively, in exchange for services. The value of the shares was recorded at that day's market trading price of $0.64 per share, or $70,933.

                                   FORM 10-KSB

Upon written request, the Company will provide to stockholders, without charge, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed with the Securities and Exchange Commission. Requests should be directed to Paul Jarman, Chief Operating Officer, Secretary and Treasurer, Buyers United, Inc., 14870 Pony Express Road, Bluffdale, Utah 84065. This Report is also available from the Securities and Exchange Commission's Internet web site, http://www.sec.gov.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

     Please sign the enclosed proxy and return it in the enclosed return envelope.

Dated:  May 10, 2002

                                 [Form of Proxy]

                               BUYERS UNITED, INC.
                             14870 Pony Express Road
                              Bluffdale, Utah 84065

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Theodore Stern and Paul Jarman as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Buyers United, Inc. (the "Company") held of record by the undersigned on May 1, 2002, at the Annual Meeting of Stockholders to be held on June 19, 2002, and at any adjournment or postponement thereof.

Proposal No. 1: The election of each of the following persons as directors of the Company.

     (1)  Theodore  Stern (2) Gary  Smith (3)  Edward  Dallin  Bagley  (4) Steve
Barnett

     [ ]  For  all nominees
     [ ]  Withhold all nominees
     [ ] Withhold authority to vote for any individual nominee. Write number(s) of nominee(s) ______________

Proposal No. 2: Ratification of the appointment of Crowe, Chizek and Company LLP as independent public accountants.

     [ ]  For     [ ]  Against     [ ]  Abstain

Note: The proxies are authorized to vote in accordance with their judgment on any matters other than those referred to herein that are properly presented for consideration and action at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposal No.'s 1 and 2.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.


Dated:_______________________, 2002 __________________________________________


                                    __________________________________________

Please sign it exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.

Please mark, sign, date and promptly return the proxy card using the enclosed envelope. If your address is incorrectly shown, please print changes.